#113189964 v2 LIVENT CORPORATION EXECUTIVE SEVERANCE PLAN (as amended through February 22, 2021) 1. Purpose. The purpose of the Plan is to assure the Company that it will have the continued dedication and the availability of objective advice and counsel from key executives of the Company, notwithstanding the possibility, threat or occurrence of a bid to take over control of the Company. The Board believes it is imperative that, if the Company receives any proposals from a third person concerning a possible business combination with the Company or the acquisition of the Company’s assets or equity securities, both the Company and the Board be able to rely upon key executives to continue in their positions and to be available for advice, without concern that those individuals might be distracted by their own personal financial situations and the risks to themselves created by the proposal. If the Company receives any such proposal, key executives will be called upon to assist in assessing the proposal, to advise management and the Board regarding whether the proposal is in the best interest of the Company and its stockholders, and to take such other actions as the Board might deem appropriate. 2. Eligible Executives. The following individuals will be Participants: (a) the Chief Executive Officer and the Chief Financial Officer of the Company; (b) the Chief Operating Officer, the General Counsel and the Chief Human Resources Officer of the Company; (c) the Vice President, External Affairs & Communications, the Vice President, Investor Relations & Strategy, the Director, Global Operations and the Corporate Controller of the Company; and (d) other key executives of the Company and its Affiliates who are from time to time named as Participants by the Committee in its sole discretion. A Participant will cease to be a Participant if and when the Committee determines he or she should no longer be a Participant. The Committee will not determine that a Participant has ceased to be a Participant during any period that the Company knows a Person has taken steps reasonably calculated to effect a Change in Control, and before the Board has determined that that Person has abandoned or terminated its efforts to effect a Change in Control. The decision of the Board that a Person has abandoned or terminated its efforts to effect a Change in Control will be conclusive and binding on all Participants. Exhibit 10.19

-2- #113189964 v2 3. Terms of the Plan. The terms of the Plan are as set forth in the forms of Agreement attached to this Plan, with Form I applicable to Tier I Participants, Form II applicable to Tier II Participants and Form III applicable to Tier III Participants. The Company will enter into Agreements with each Participant containing the terms set forth in the applicable form. Once an individual becomes a Participant, for periods prior to the date the Company and the Participant execute an Agreement, the Participant will be entitled to participate in the Plan on the terms and conditions set forth in the form of Agreement applicable to the Participant. 4. Certain Definitions. Capitalized terms used in this Plan will have the meanings set forth below. (a) “Affiliate” means a corporation or other entity controlled by, controlling or under common control with the Company, including, without limitation, any corporation partnership, joint venture or other entity during any period in which at least a fifty percent (50%) voting or profits interest is owned, directly or indirectly, by the Company or any successor to the Company. (b) “Agreement” means the executive severance agreements, in the forms attached to the Plan as Exhibit A hereto, that the Company enters into with Participants to memorialize the terms of their entitlement to executive severance benefits. (c) “Board” means the Board of Directors of the Company, as it is constituted from time to time. (d) “Change in Control” means the happening of any of the following events: (i) An acquisition by any Person of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of twenty percent (20%) or more of either (A) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); excluding, however, the following: (1) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company, (2) any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company, or (4) any acquisition pursuant to a transaction which complies with Subsections (A), (B) and (C) of Subsection (3) of this Section 4(d); (ii) A change in the composition of the Board such that the individuals who, as of the Effective Date, constitute the Board (such Board will be hereinafter referred to as the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, for purposes of this Section 4(d), that any individual who becomes a member of the Board subsequent to the Effective

-3- #113189964 v2 Date, whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) will be considered as though such individual were a member of the Incumbent Board; but, provided further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board will not be so considered as a member of the Incumbent Board; (iii) Consummation of a reorganization, merger or consolidation, sale or other disposition of all or substantially all of the assets of the Company or acquisition by the Company of the assets or stock of another entity (“Corporate Transaction”); excluding, however, such a Corporate Transaction pursuant to which (A) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than sixty percent (60%) of, respectively, the outstanding shares of common stock, and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (other than the Company, any employee benefit plan (or related trust) of the Company or such corporation resulting from such Corporate Transaction) will beneficially own, directly or indirectly, twenty percent (20%) or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors except to the extent that such ownership existed prior to the Corporate Transaction, and (C) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or (iv) The approval by the stockholders of the Company of a complete liquidation or dissolution of the Company. For the avoidance of doubt, the Distribution (as defined in the Employee Matters Agreement) shall not constitute a Change in Control. (e) “Committee” means the Compensation and Organization Committee of the Board, or any other committee of the Board that has, on the date of determination, the

-4- #113189964 v2 duties and responsibilities delegated to the Compensation and Organization Committee as of the Effective Date. (f) “Company” means Livent Corporation, a Delaware Corporation, or any successor thereto. (g) “Effective Date” means the date on which the registration statement covering the initial public offering of common stock of the Company, par value $0.001 per share, is declared effective by the Securities and Exchange Commission, subject to prior approval by the Board. (h) “Employee Matters Agreement” means the Employee Matters Agreement, by and between FMC Corporation, a Delaware corporation, and the Company, dated as of October 15, 2018, as such agreement may be amended from time to time. (i) “Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor thereto. (j) “Participant” means one of the Tier I Participants, Tier II Participants or Tier III Participants. (k) “Person” has the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections B(d) and 14(d) thereof, including a “group” as provided in Section B(d) thereof. (l) “Plan” means the Livent Corporation Executive Severance Plan, as set forth herein and as hereinafter amended from time to time. (m) “Tier I Participants” means the Chief Executive Officer and the Chief Financial Officer of the Company, and any other employees of the Company or an Affiliate designated by the Committee as Tier I Participants. (n) “Tier II Participants” means the Chief Operating Officer, the General Counsel and the Chief Human Resources Officer of the Company, and any other employees of the Company or an Affiliate designated by the Committee as Tier II Participants. (o) “Tier III Participants” means the Vice President, External Affairs & Communications, the Vice President, Investor Relations & Strategy, the Director, Global Operations and the Corporate Controller of the Company, and any other employees of the Company or an Affiliate designated by the Committee as Tier III Participants. 5. Termination and Amendment of the Plan. The Board or the Committee will have the power at any time, in its discretion, to amend, abandon or terminate the Plan, in whole or in part. Notwithstanding the foregoing, no amendment, abandonment or termination may modify, waive or discharge any provisions of the Agreements, unless each affected Participant agrees in writing, signed by the Participant and an authorized member of the Board or the Committee (or

-5- #113189964 v2 by either or both parties’ legal representatives or successors), to the modification, waiver or discharge. 6. Governing Law. The validity, interpretation, construction and enforcement of this Plan will be governed by the laws of the State of Delaware, without giving effect to that state’s conflicts of laws principles. Notwithstanding the foregoing, to the extent state laws are preempted by the laws of the United States, the laws of the United States will control the validity, interpretation, construction and enforcement of this Plan. 7. Administration by the Committee. The Committee is the administrator of the Plan, and has all powers necessary to carry out the Plan’s provisions. Among other things, the Committee has the authority, subject to the terms of the Plan and the Agreements, to adopt, alter and replace administrative rules, guidelines and practices governing the Plan, to interpret the terms and provisions of the Plan and any Agreements and to take any action it deems appropriate for the administration of the Plan. The Committee may act only by a majority of its members then in office unless it allocates or delegates its authority to a Committee member or other person to act on its behalf. The Committee may allocate all or any portion of its responsibilities and powers to anyone or more of its members and may delegate all or any part of its responsibilities and powers to any other person or persons. Any such allocation or delegation may be revoked by the Committee at any time. The regularly kept records of the Company and its Affiliates will be final, conclusive and binding on all persons regarding a Participant’s date and length of service, amount of compensation and the manner of its payment, type and length of absences from work and all other matters contained in those records. Any authority granted to the Committee may also be exercised by the Board. To the extent that any permitted action taken by the Board conflicts with action taken by the Committee, the Board action will control. 8. Incapacity. If any person entitled to a distribution under the Plan is deemed by the Company or the Committee or their delegates to be incapable of personally receiving and giving a valid receipt for the distribution, then, unless and until a duly appointed guardian or other representative of the person claims the distribution, the Company or its delegate may pay the distribution or any part of it to any other person or institution then contributing toward or providing for the care and maintenance of the person entitled to the distribution. Any payment pursuant to the preceding payment will be a payment for the account of the person entitled to it, and a complete discharge of the Company, the Board, the Committee, their delegates and the Plan from any liability for the payment. 9. Indemnification. The Company and each Affiliate will indemnify and hold harmless each member of the Board and the Committee, or any employee of the Company or any Affiliate (to the extent not indemnified or saved harmless under any liability insurance or any other indemnification arrangement) from any and all claims, losses, liabilities, costs and expenses (including attorneys’ fees) arising out of any actual or alleged act or failure to act made in good faith pursuant to the provisions of the Plan, including expenses reasonably incurred in the defense of any claim regarding the administration of the Plan. Notwithstanding the foregoing, no indemnification or defense will be provided under this Plan to any person, regarding any conduct that has been judicially determined, or agreed by the parties, either to have constituted willful misconduct by that person, or to have resulted in his or her receipt of personal profit or advantage to which he or she was not entitled.

-6- #113189964 v2 10. Limitations on Liability. Notwithstanding any of the preceding provisions of this Plan, neither the Company, the Board, the Committee nor any individual acting as an employee or agent of the Company will be liable to any Participant, former Participant or other person for any claim, loss, liability or expense incurred in connection with the Plan, other than claims for benefits payable under any Agreement. 11. Unclaimed Benefit. If all or any portion of a distribution payable to a Participant cannot be timely paid because the Committee is unable to locate the Participant, after sending a registered letter, return receipt requested, to the last known address of the Participant, then the amount payable to the Participant will be forfeited, and will be retained by the Company as part of its general assets.

-7- #113189964 v2 Exhibit A Form of Agreement FORM OF EXECUTIVE SEVERANCE AGREEMENT This EXECUTIVE SEVERANCE AGREEMENT is made and entered into as of [DATE] (the “Effective Date”), by and between Livent Corporation, a Delaware corporation (hereinafter referred to as the “Company”) and [NAME] (hereinafter referred to as the “Executive”) (this “Agreement”). WHEREAS, the Executive presently serves the Company in a position of authority and responsibility; and WHEREAS, pursuant to the terms of the Livent Corporation Executive Severance Plan, the Executive and the Company desire to enter into this Agreement on the terms and the conditions set forth herein. NOW THEREFORE, to assure the Company that it will have the continued dedication of the Executive and the availability of the Executive’s service notwithstanding the possibility, threat, or occurrence of a Change in Control, and to induce the Executive to remain in the employ of the Company, and for other good and valuable consideration, the Company and the Executive agree as follows: ARTICLE 1 ESTABLISHMENT, TERM, AND PURPOSE This Agreement is effective from the Effective Date and will continue in effect until [DATE], On that date, and on each subsequent anniversary thereof, the term of this Agreement will be extended automatically for one (1) additional year, unless the Committee delivers written notice six (6) months prior to such date to the Executive that this Agreement will not be extended. If timely notice not to extend is given, this Agreement will terminate at the end of the term, or extended term, then in progress. However, in the event a Change in Control occurs during the original or any extended term, this Agreement will remain in effect for the longer of: (i) twenty-four (24) months beyond the end of the month in which such Change in Control occurred; and (ii) until all obligations of the Company hereunder have been fulfilled, and until all benefits required hereunder have been paid to the Executive. ARTICLE 2 DEFINITIONS Whenever used in this Agreement, the following terms will have the meanings set forth below and, when the meaning is intended, the initial letter of the word is capitalized. Section 2.01. “Affiliate” means a corporation or other entity controlled by, controlling or under common control with the Company, including, without limitation, any corporation

-8- #113189964 v2 partnership, joint venture or other entity during any period in which at least a fifty percent (50%) voting or profits interest is owned, directly or indirectly, by the Company or any successor to the Company. Section 2.02. “Base Salary” means the salary of record paid to the Executive as annual salary, excluding amounts received under incentive or other bonus plans, whether or not deferred. Section 2.03. “Beneficiary” means the persons or entities designated or deemed designated by the Executive pursuant to Section 10.02 herein. Section 2.04. “Board” means the Board of Directors of the Company. Section 2.05. “Cause” means: (a) the Executive’s Willful and continued failure to substantially perform the Executive’s employment duties in any material respect (other than any such failure resulting from physical or mental incapacity or occurring after issuance by the Executive of a Notice of Termination for Good Reason), after a written demand for substantial performance is delivered to the Executive that specifically identifies the manner in which the Company believes the Executive has failed to perform the Executive’s duties, and after the Executive has failed to resume substantial performance of the Executive’s duties on a continuous basis within thirty (30) calendar days of receiving such demand; (b) the Executive’s Willful and deliberate conduct (other than conduct covered under (a) above) which is materially injurious to the Company or an Affiliate; or (c) the Executive’s having been convicted of, or pleading guilty or nolo contendere to, a felony under federal or state law on or prior to a Change in Control. Section 2.06. “Change in Control” means the happening of any of the following events: (a) An acquisition by any Person of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of twenty percent (20%) or more of either (i) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”): excluding, however, the following: (A) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company, or (D) any acquisition pursuant to a transaction which complies with Subsections (i), (ii) and (iii) of Subsection (c) of this Section 2.06; (b) A change in the composition of the Board such that the individuals who, as of the Effective Date, constitute the Board (such Board will be hereinafter referred to as the

-9- #113189964 v2 “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, for purposes of this Section 2.06, that any individual who becomes a member of the Board subsequent to the Effective Date, whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) will be considered as though such individual were a member of the Incumbent Board; but, provided further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board will not be so considered as a member of the Incumbent Board; (c) Consummation of a reorganization, merger or consolidation, sale or other disposition of all or substantially all of the assets of the Company, or acquisition by the Company of the assets or stock of another entity (“Corporate Transaction”); excluding, however, such a Corporate Transaction pursuant to which (i) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than sixty percent (60%) of, respectively, the outstanding shares of common stock, and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (other than the Company, any employee benefit plan (or related trust) of the Company or such corporation resulting from such Corporate Transaction) will beneficially own, directly or indirectly, twenty percent (20%) or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors except to the extent that such ownership existed prior to the Corporate Transaction, and (iii) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or (d) The approval by the stockholders of the Company of a complete liquidation or dissolution of the Company. For the avoidance of doubt, the Distribution (as defined in the Employee Matters Agreement) shall not constitute a Change in Control. Section 2.07. “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

-10- #113189964 v2 Section 2.08. “Committee” means the Compensation and Organization Committee of the Board or any other committee of the Board appointed to perform the functions of the Compensation and Organization Committee. Section 2.09. “Company” means Livent Corporation, a Delaware corporation, or any successor thereto as provided in Article 9 herein. Section 2.10. “Date of Separation from Service” means the date on which a Qualifying Termination occurs. Section 2.11. “Disability” means complete and permanent inability by reason of illness or accident to perform the duties of the occupation at which the Executive was employed when such disability commenced. Section 2.12. “Employee Matters Agreement” means the Employee Matters Agreement, by and between FMC Corporation, a Delaware corporation, and the Company, dated as of October 15, 2018, as such agreement may be amended from time to time. Section 2.13. “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto. Section 2.14. “Good Reason” means, without the Executive’s express written consent, the occurrence of any one or more of the following: (a) The assignment of the Executive to duties materially inconsistent with the Executive’s authorities, duties, responsibilities and status (including, without limitation, offices, titles and reporting requirements) as an employee of the Company (including, without limitation, any material change in duties or status as a result of the stock of the Company ceasing to be publicly traded or of the Company becoming a subsidiary of another entity), or a reduction or alteration in the nature or status of the Executive’s authorities, duties, or responsibilities from the greatest of those in effect (i) immediately preceding the Company’s entry into any definitive agreement to conduct the Change in Control, or (ii) immediately preceding the Change in Control; (b) The Company’s requiring the Executive to be based at a location which is at least fifty (50) miles further from the Executive’s then current primary residence than such residence is from the office where the Executive is located at the time of the Change in Control, except for required travel on the Company’s business to an extent substantially consistent with the Executive’s business obligations; (c) A reduction by the Company in the Executive’s Base Salary; (d) A material reduction in the Executive’s level of participation in any of the Company’s short- and/or long-term incentive compensation plans, or employee benefit or retirement plans, policies, practices, or arrangements in which the Executive participates from the greatest of the levels in place: (i) immediately preceding the Company’s entry into any definitive agreement to conduct the Change in Control, or (ii) immediately preceding the Change in Control;

-11- #113189964 v2 (e) The failure of the Company to obtain a satisfactory agreement from any successor to the Company to assume and agree to perform this Agreement, as contemplated in Article 9 herein. provided that any such event shall constitute Good Reason only if Executive notifies the Company in writing of such event within 90 days following the initial occurrence thereof, the Company fails to cure such event within 30 days after receipt from Executive of written notice thereof, and the Executive resigns from the Executive’s employment within two years following the initial occurrence of such event. The existence of Good Reason will not be affected by the Executive’s temporary incapacity due to physical or mental illness not constituting a Disability. Section 2.15. “Notice of Termination” means a written notice which indicates the specific termination provision in this Agreement relied upon, and sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive’s employment under the provision so indicated. Section 2.16. “Person” has the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as provided in Section 13(d). Section 2.17. “Qualifying Termination” means any of the events described in Section 3.02 herein, the occurrence of which triggers the payment of Severance Benefits hereunder. Section 2.18. “Separation from Service” means the Executive’s termination of employment with the Company, its Affiliates and with each member of the controlled group (within the meaning of Sections 414(b) or (c) of the Code) of which the Company is a member. The Executive will not be treated as having a Separation from Service during any period the Executive’s employment relationship continues, such as a result of a leave of absence, and whether a Separation from Service has occurred shall be determined by the Committee (on a basis consistent with rules under Section 409A) after consideration of all the facts and circumstances, including whether either no further services are to be performed or there is a reasonably anticipated permanent and substantial decrease (e.g., 80% or more) in the level of services to be performed (and the related amount of compensation to be received for such services) below the level of services previously performed (and compensation previously received). Section 2.19. “Severance Benefits” means the payment of severance compensation as provided in Section 3.03 herein. Section 2.20. “Willful” means any act or omission by the Executive that was in good faith and with a reasonable belief that the action or omission was in the best interests of the Company or its Affiliates. Any act or omission based upon authority given pursuant to a duly adopted Board resolution, or, upon the instructions of any senior officer of the Company, or based upon the advice of counsel for the Company will be conclusively presumed to be taken or

-12- #113189964 v2 omitted by the Executive in good faith and in the best interests of the Company and/or its Affiliates. ARTICLE 3 SEVERANCE BENEFITS Section 3.01. Right to Severance Benefits. The Executive will be entitled to receive the Severance Benefits from the Company if a Qualifying Termination occurs on or after a Change in Control and before the end of the twenty-fourth (24th) calendar month following the end of the month in which the Change in Control occurs. The Executive will not be entitled to receive Severance Benefits if the Executive’s employment is terminated (i) for Cause, (ii) due to a voluntary termination without Good Reason, or (iii) due to death or Disability. Section 3.02. Qualifying Termination. A Qualifying Termination shall occur if: (a) The Executive incurs a Separation from Service because of an involuntary termination of the Executive’s employment by the Company for reasons other than Cause, Disability or death; or (b) The Executive incurs a Separation from Service because of a voluntary termination by the Executive for Good Reason pursuant to a Notice of Termination delivered to the Company by the Executive. Section 3.03. Description of Severance Benefits. In the event the Executive becomes entitled to receive Severance Benefits, as provided in Section 3.01 and Section 3.02 herein, the Company will pay to the Executive (or in the event of the Executive’s death, the Executive’s Beneficiary) and provide the Executive with the following at the time or times provided in Section 4.01 herein: (a) An amount equal to [1, 2 or 3]I times the highest rate of the Executive’s annualized Base Salary in effect at any time up to and including the Date of Separation from Service. (b) An amount equal to [1, 2 or 3] times the Executive’s highest annualized target Management Incentive Award granted under the Livent Corporation Incentive Compensation and Stock Plan for any plan year up to and including the plan year in which the Executive’s Date of Separation from Service occurs. (c) An amount equal to the Executive’s unpaid Base Salary, and unused and accrued vacation pay, earned or accrued through the Date of Separation from Service. I Insert “3” for Tier I Participants, “2” for Tier II Participants and “1” for Tier III Participants throughout the form.

-13- #113189964 v2 (d) Any Management Incentive Award otherwise payable (but for Executive’s separation) for the plan year in which the Executive’s Date of Separation from Service occurred, prorated through the Date of Separation from Service. (e) An amount equal to [1, 2 or 3] times the annual Company contribution made on the Executive’s behalf to the Livent Savings and Investment Plan and the Livent Nonqualified Savings Plan as in effect immediately prior to the date of the Change in Control. For the avoidance of doubt, the “annual Company contribution” shall exclude any pre-tax or post-tax contribution specifically authorized by the Executive. (f) Provided it is permissible under the terms of the applicable plan and any underlying insurance contract and does not result in adverse tax consequences to the Company or the Executive, as determined by the Committee, a continuation of the Company’s welfare benefits of life and accidental death and dismemberment, and disability insurance coverage for [1, 2 or 3] full years after the Date of Separation from Service. These benefits will be provided to the Executive (and to the Executive’s covered spouse and dependents) at the same premium cost, and at the same coverage level, as in effect immediately prior to the date of the Change in Control. The continuation of these welfare benefits (or cash benefits in lieu thereof, as described below) will be discontinued prior to the end of the [1, 2 or 3] year period if the Executive has available substantially similar benefits at a comparable cost from a subsequent employer, as determined by the Committee. In the event any such benefit cannot be provided to the Executive under the terms of the applicable plan or contract or would result in adverse tax consequences, the Company shall pay an amount equal to [1, 2 or 3] times the annual Company cost for such benefit as in effect immediately prior to the date of the Change in Control. (g) Provided it is permissible under the terms of the plan and underlying insurance contract and does not result in adverse tax consequences to the Company or the Executive, as determined by the Committee, for a period of [1, 2 or 3] full years following the Date of Separation from Service, the Company shall provide medical insurance for the Executive (and the Executive’s covered spouse and dependents) at the same premium cost, and at the same coverage level, as in effect immediately prior to the date of the Change in Control. The continuation of this medical insurance (or cash benefits in lieu thereof, as described below) will be discontinued prior to the end of the [l, 2 or 3] year period if the Executive has available substantially similar medical insurance at a comparable cost from a subsequent employer, as determined by the Committee. The date that medical benefits provided in this paragraph cease to be provided under this paragraph will be the date of the Executive’s qualifying event for continuation coverage purposes under Code Section 4980B(f)(3)(B). In the event such medical insurance cannot be provided to the Executive under the terms of the applicable plan or contract or would result in adverse tax consequences, the Company shall pay an amount equal to [1, 2 or 3] times the annual Company cost for such benefit as in effect immediately prior to the date of the Change in Control. Awards granted under the Livent Corporation Incentive Compensation and Stock Plan, and other incentive arrangements adopted by the Company will be treated pursuant to the terms of the applicable plan.

-14- #113189964 v2 The aggregate benefits accrued by the Executive as of the Date of Separation from Service under any savings or retirement plans sponsored by the Company from time to time will be distributed pursuant to the terms of the applicable plan. Section 3.04. Termination for Disability. If the Executive’s employment is terminated due to Disability, the Executive will receive the Executive’s Base Salary through the Date of Separation from Service, and the Executive’s benefits will be determined in accordance with the Company’s disability, retirement, survivor’s benefits, insurance and other applicable plans and programs then in effect. If the Executive’s employment is terminated due to Disability, the Executive will not be entitled to the Severance Benefits described in Section 3.03. Section 3.05. Termination upon Death. If the Executive’s employment is terminated due to death, the Executive’s benefits will be determined in accordance with the Company’s retirement, survivor’s benefits, insurance and other applicable programs of the Company then in effect. If the Executive’s employment is terminated due to death, neither the Executive’s estate nor the Executive’s Beneficiary will be entitled to the Severance Benefits described in Section 3.03. Section 3.06. Termination for Cause, or Other Than for Good Reason. Following a Change in Control of the Company, if the Executive’s employment is terminated either: (a) by the Company for Cause; or (b) by the Executive (other than for Good Reason), the Company will pay the Executive an amount equal to the Executive’s Base Salary and accrued vacation through the Date of Separation from Service, at the rate then in effect, plus all other amounts to which the Executive is entitled under any plans of the Company, at the time such payments are due and the Company will have no further obligations to the Executive under this Agreement. Section 3.07. Notice of Termination. Any termination of employment by the Company or by the Executive for Good Reason will be communicated by a Notice of Termination. ARTICLE 4 FORM AND TIMING OF SEVERANCE BENEFITS Section 4.01. Form and Timing. Subject to Section 4.02: (a) the amounts payable under Section 3.03(a), (b),(c), and (e) will be paid in a lump sum on the 61st day following the Termination Date (or, if such 61st day is not a business day, the next business day immediately following such 61st day); (b) the amount payable under Section 3.03(d) will be paid in a lump sum at the same time that Management Incentive Awards are paid to employees generally for the year in which the Executive’s Separation from Service occurs, but in no event later than 2½ months following the end of the year in which the Executive’s Separation from Service occurs; and (c) the benefits due under Section 3.03(f) and Section 3.03(g) will continue uninterrupted following the Executive’s Separation from Service (but will be discontinued if the requirements of Section 4.02 are not timely satisfied) or in the event a cash payment will be made pursuant to Section 3.03(f) or Section 3.03(g), such payment shall be made in monthly installments, over the period such benefits would have otherwise been provided.

-15- #113189964 v2 Section 4.02. Release. All rights, payments and benefits due to the Executive under Section 3.03 (other than Section 3.03(c)) shall be conditioned on the Executive’s execution of a general release of claims against the Company and its affiliates in a form reasonably prescribed by the Company and on that release becoming irrevocable within 60 days following the Termination Date. ARTICLE 5 TAXES AND TAX COMPLIANCE Section 5.01. Withholding of Taxes. The Company will be entitled to withhold from any amounts payable under this Agreement all taxes as it may believe are reasonably required to be withheld (including, without limitation, any United States federal taxes and any other state, city, or local taxes). Section 5.02. Section 409A Compliance. This Agreement shall be interpreted to avoid any penalty sanctions under Section 409A of the Code. If any payment or benefit cannot be provided or made at the time specified herein without incurring sanctions under Section 409A of the Code, then such benefit or payment shall be provided in full at the earliest time thereafter when such sanctions will not be imposed. All payments to be made upon a termination of employment under this Agreement will be made upon a “separation from service” under Section 409A of the Code. For purposes of Section 409A of the Code, each payment made under this Agreement shall be treated as a separate payment. In no event may the Executive, directly or indirectly, designate the calendar year of payment. Notwithstanding any other provision of this Agreement to the contrary, any payment that constitutes the deferral of compensation (within the meaning of Treas. Reg. § 1.409A-l(b)) that is otherwise required to be made to the Executive prior to the day after the date that is six months from the Date of Separation from Service shall be accumulated, deferred and paid in a lump sum to the Executive (with interest on the amount deferred from the Date of Separation from Service until the day prior to the actual payment at the federal short-term rate on the Date of Separation from Service) on the day after the date that is six months from the Date of Separation from Service; provided, however, if Executive dies prior to the expiration of such six month period, payment to the Executive’s Beneficiary shall be made as soon as practicable following the Executive’s death. Any reimbursements or in-kind benefits that constitute a deferral of compensation (within the meaning of Treas. Reg. § 1.409A-l(b)) will be provided subject to the requirements of Treas. Reg. §§ 1.409A-3(i)(l)(iv)(A)(3), (4) and (5). Section 5.03. Parachute Payments. (a) Notwithstanding anything to the contrary in this Agreement or otherwise, in the event that any payment or benefit received or to be received by the Executive in connection with a Change in Control or the Executive’s Separation from Service (whether pursuant to the terms of this Agreement or any other plan, policy, arrangement or agreement maintained or entered into by the Company (or any of its Affiliates or successors) or any Person whose actions result in a Change in Control (or any Person affiliated with such Person)) (all such payments and benefits, the “Parachute Payments”) would be subject (in whole or in part) to an excise tax under Section 4999 of the Code (the “Excise Tax”), then the Parachute Payments shall either be (i) reduced (but not below zero) so that the present value of the Parachute Payments is one dollar less than three times the Executive’s “base amount” (as defined in

-16- #113189964 v2 Section 280G(b)(3) of the Code) so that no portion of the Parachute Payments shall be subject to the Excise Tax or (ii) paid in full, whichever produces the better net after-tax position to the Executive (taking into account the Excise Tax and any other applicable taxes). (b) The reduction of the Parachute Payments contemplated in Section 5.03(a) above shall be implemented by determining the Parachute Payment Ratio (as defined below), as determined in good faith by the Company (or its successor), for each Parachute Payment and then reducing the Parachute Payments in order beginning with the Parachute Payment with the highest Parachute Payment Ratio. For Parachute Payments with the same Parachute Payment Ratio, such Parachute Payments shall be reduced based on the time of payment of such Parachute Payments, with amounts having later payment dates being reduced first. For Parachute Payments with the same Parachute Payment Ratio and the same time of payment, such Parachute Payments shall be reduced on a pro rata basis (but not below zero) prior to reducing Parachute Payments with a lower Parachute Payment Ratio. For purposes hereof, the term “Parachute Payment Ratio” shall mean a fraction, (i) the numerator of which is the value of the applicable Parachute Payment (as calculated for purposes of Section 280G of the Code), and (ii) the denominator of which is the intrinsic (i.e., economic) value of such Parachute Payment. ARTICLE 6 THE COMPANY’S PAYMENT OBLIGATION The Company’s obligation to make the payments and the arrangements provided for herein will be absolute and unconditional, and will not be affected by any circumstances, including, without limitation, any offset, counterclaim, recoupment, defense, or other right which the Company may have against the Executive or anyone else. All amounts payable by the Company hereunder will be paid without notice or demand. Each and every payment made hereunder by the Company will be final, and the Company will not seek to recover all or any part of such payment from the Executive or from whomsoever may be entitled thereto, for any reasons whatsoever. The Executive will not be obligated to seek other employment in mitigation of the amounts payable or arrangements made under any provision of this Agreement, and the obtaining of any such other employment will in no event effect any reduction of the Company’s obligations to make the payments and arrangements required to be made under this Agreement, except to the extent provided in Section 3.03(f) and Section 3.03(g) herein. Notwithstanding anything in this Agreement to the contrary, if Severance Benefits are paid under this Agreement, no severance benefits under any program of the Company, other than benefits described in this Agreement, will be paid to the Executive. ARTICLE 7 FEES AND EXPENSES To the extent permitted by law, the Company will pay as incurred (within ten (10) days following receipt of an invoice from the Executive) all legal fees, costs of litigation, prejudgment interest, and other expenses incurred in good faith by the Executive as a result of the Company’s refusal to provide the Severance Benefits to which the Executive becomes entitled under this Agreement, or as a result of the Company’s contesting the validity, enforceability, or

-17- #113189964 v2 interpretation of this Agreement, or as a result of any conflict between the parties pertaining to this Agreement; provided, however, that the Company will reimburse the Executive only for such expenses arising out of litigation commenced within three (3) years following the Executive’s Separation from Service. Notwithstanding any other provision in this Article 7, the Company will reimburse the Executive only for expenses incurred prior to the end of the fifth (5th) year following the Executive’s Separation from Service. ARTICLE 8 OUTPLACEMENT ASSISTANCE Following a Qualifying Termination (as described in Section 3.02 herein), the Executive will be reimbursed by the Company for the costs of all reasonable outplacement services obtained by the Executive within the two (2) year period after the Date of Separation from Service; provided, however, that reimbursements must be made by the end of the third year following the Date of Separation from Service and the total reimbursement for such outplacement services will be limited to an amount equal to fifteen percent (15%) of the Executive’s Base Salary as of the Date of Separation from Service. ARTICLE 9 SUCCESSORS AND ASSIGNMENT Section 9.01. Successors to the Company. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation, or otherwise) of all or substantially all of the business and/or assets of the Company or of any division or subsidiary thereof to expressly assume and agree to perform the Company’s obligations under this Agreement in the same manner and to the same extent that the Company would be required to perform them if no such succession had taken place. Section 9.02. Assignment by the Executive. This Agreement will inure to the benefit of and be enforceable by the Executive’s personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees, and legatees. If the Executive dies while any amount would still be payable to the Executive hereunder had the Executive continued to live, all such amounts, unless otherwise provided herein, will be paid in accordance with the terms of this Agreement to the Executive’s Beneficiary. If the Executive has not named a Beneficiary, then such amounts will be paid to the Executive’s devisee, legatee, or other designee, or if there is no such designee, to the Executive’s estate, and such designee, or the Executive’s estate will be treated as the Beneficiary hereunder. ARTICLE 10 MISCELLANEOUS Section 10.01. Employment Status. Except as may be provided under any other agreement between the Executive and the Company, the employment of the Executive by the Company is “at will,” and may be terminated by either the Executive or the Company at any time, subject to applicable law. Section 10.02. Beneficiaries. The Executive may designate one or more persons or entities as the primary and/or contingent Beneficiaries of any Severance Benefits owing to the

-18- #113189964 v2 Executive under this Agreement. Such designation must be in the form of a signed writing acceptable to the Committee. The Executive may make or change such designations at any time. Section 10.03. Severability. In the event any provision of this Agreement will be held illegal or invalid for any reason, the illegality or invalidity will not affect the remaining parts of the Agreement, and the Agreement will be construed and enforced as if the illegal or invalid provision had not been included. Further, the captions of this Agreement are not part of the provisions hereof and will have no force and effect. Section 10.04. Modification. No provision of this Agreement may be modified, waived, or discharged unless such modification, waiver, or discharge is agreed to in writing and signed by the Executive and by an authorized member of the Committee, or by the respective parties’ legal representatives and successors. Section 10.05. Applicable Law. To the extent not preempted by the laws of the United States, the laws of the state of Delaware will be the controlling law in all matters relating to this Agreement. Section 10.06. Indemnification. To the full extent permitted by law, the Company will, both during and after the period of the Executive’s employment, indemnify the Executive (including by advancing the Executive expenses) for any judgments, fines, amounts paid in settlement and reasonable expenses, including any attorneys’ fees, incurred by the Executive in connection with the defense of any lawsuit or other claim to which the Executive is made a party by reason of being (or having been) an officer, director or employee of the Company or any of its subsidiaries. The Executive will be covered by director and officer liability insurance to the maximum extent that that insurance covers any officer or director (or former officer or director) of the Company. [Signature Page Follows]

[Signature Page to Executive Severance Agreement] #113189964 v2 IN WITNESS WHEREOF, the parties have executed this Agreement on [DATE]. LIVENT CORPORATION EXECUTIVE By: ___________________________ ________________________ Name: Title: